Exhibit 10.57

SECOND AMENDMENT TO NOTE AND WARRANT PURCHASE AGREEMENT AND CONSENT

This SECOND AMENDMENT TO NOTE AND WARRANT AGREEMENT AND CONSENT (this “Amendment”), dated as of April 30, 2015, is made by and between TWINLAB CONSOLIDATED HOLDINGS, INC., a Nevada corporation (“Parent”), TWINLAB CONSOLIDATION CORPORATION, a Delaware corporation (“TCC”), TWINLAB HOLDINGS, INC., a Michigan corporation (“Twinlab Holdings”), ISI BRANDS INC., a Michigan corporation (“ISI Brands”), and TWINLAB CORPORATION, a Delaware corporation (“Twinlab Corporation”), NUTRASCIENCE LABS, INC., a Delaware corporation (formerly known as TCC CM Subco I, Inc.), NUTRASCIENCE LABS IP CORPORATION., a Delaware corporation (formerly known as TCC CM Subco II, Inc.) (each of the foregoing Persons being referred to herein individually as a “Company” and collectively as the “Companies”), and JL-BBNC MEZZ UTAH, LLC, an Alaska limited liability company (the “Purchaser”).

WHEREAS, the Companies and the Purchaser are parties to a Note and Warrant Purchase Agreement dated as of January 22, 2014, as amended by that certain First Amendment to Note and Warrant Purchase Agreement and Consent dated as of February 4, 2015 (as the same may be further amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Note Purchase Agreement”); and

WHEREAS, (a) the Companies have requested that the Purchaser (i) consent to the JL Properties Reimbursement Agreement (as defined below) and the First Tower Central Letter of Credit (as defined below) and (ii) amend certain provisions of the Note Purchase Agreement, and (b) the Purchaser has agreed to do so subject to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the promises and the mutual agreements contained in this Amendment, and subject to the terms and conditions set forth herein, each party hereto hereby agrees as follows:

1.                  Capitalized Terms. Capitalized terms used but not defined herein shall have the meanings set forth in the Note Purchase Agreement.

2.                  Limited Consent for JL Properties Reimbursement Agreement. At the request of and as an accommodation to the Companies and subject to the strict compliance with the terms, conditions and requirements set forth herein (including, without limitation, satisfaction of each of the conditions set forth in Section 6 below), the Purchaser hereby consents to the JL Properties Reimbursement Agreement and the First Tower Central Letter of Credit. The limited consent set forth in this Section 2 is effective solely for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) except as expressly provided herein, be a consent to any amendment, waiver or modification of any term or condition of the Note Purchase Agreement or of any other Transaction Document; (b) prejudice any right that the Purchaser have or may have in the future under or in connection with the Note Purchase Agreement or any other Transaction Document; (c) waive any Event of Default that exists as of the date hereof; or (d) establish a custom or course of dealing among any of the Companies, on the one hand, or the Purchaser on the other hand.

3.                  Amendments to Note Purchase Agreement. Subject to the satisfaction of the conditions precedent set forth herein and in reliance on the representations, warranties and covenants of the Companies set forth herein and in the Note Purchase Agreement, each party hereto hereby agrees that the Note Purchase Agreement be, and it hereby is, amended as follows:

1

3.1.            Addition of New Defined Terms. Section 1 of the Note Purchase Agreement is hereby amended by inserting the following new defined terms in the appropriate alphabetical order:

“First Central Tower Letter of Credit” shall mean that certain Letter of Credit to be issued by Wells Fargo Bank, National Association or such other letter of credit issuer as permitted under the Florida Lease, as issuing bank for the account of JL Properties, Inc. to be provided to First Central Tower, Limited Partnership or its mortgagee for the benefit of TCC and Parent, in a principal amount of $1,000,000 as a security deposit for, and in connection with, the Florida Lease on terms and conditions satisfactory to the Purchaser.

“Florida Lease” means that certain Lease Agreement dated as of April 7, 2015, between First Central Tower, Limited Partnership, a Delaware limited partnership, as lessor, and TCC and Parent, as co-tenants, covering the Florida Property, and all easements, agreements and other rights ancillary to TCC’s and Parent’s use and enjoyment of such real property.

“Florida Property” means the real property consisting of the entire rentable area of the 5th Floor (Suite 500) and, following the First Expansion Premises Commencement Date (as defined in the Florida Lease), the 6th Floor (Suite 600) located at First Central Tower, 360 Central Avenue, St. Petersburg, Florida 33701 and as further identified in the Florida Lease as the “Premises.”

“JL Properties Reimbursement Agreement” means that certain Reimbursement Agreement by and among JL Properties, Inc., TCC and Parent, on terms and conditions satisfactory to the Purchaser. All indebtedness, obligations, and liabilities owing under the JL Properties Reimbursement Agreement shall be subject to a Subordination Agreement with the Purchaser.

“JL Properties Subordination Agreement” means the Subordination Agreement dated as of April 30, 2015 between the Purchaser and JL Properties, Inc. and acknowledged by the Companies, as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time.

3.2.            Amendment to Section 6.7. Section 6.7 of the Note Purchase Agreement is hereby amended by replacing Section 6.7 in its entirety with the following:

“6.7 Indebtedness.

Create, incur, assume or suffer to exist any Indebtedness (exclusive of trade debt) except in respect of (a) the Indebtedness to Purchaser, (b) Permitted Senior Debt, (c) the Essex Debt, (d) the Little Harbor Debt, (e) Indebtedness, incurred at the time of, or within 20 days after, the acquisition of any fixed assets for the purpose of financing all or any part of the acquisition cost thereof, (f) the Utah Lease, (g) Refinancing Indebtedness with respect to any of the foregoing; provided that any Refinancing Indebtedness that (i) is a renewal or extension of Permitted Senior Debt is renewed or extended in accordance with Section 15 of the Subordination Agreement, (ii) is a refinancing of Permitted Senior Debt is on terms reasonably satisfactory to the Purchaser, (h) the Nutricap Seller Notes; and (i) the JL Properties Reimbursement Agreement.”

3.3.            Amendment to Section 6.11. Section 6.11 of the Note Purchase Agreement is hereby amended by replacing Section 6.11 in its entirety with the following:

2

“6.11 Entering Into or Modification of Certain Agreements

The Companies and their Subsidiaries shall not amend, restate, supplement or otherwise modify (or permit or consent to any amendment, restatement, supplement or modification of) the terms of (i) its articles or certificate of incorporation, bylaws, any agreement between or among any of the holders of any Company’s or any of its Subsidiaries’ Equity Interests, any other organizational document, in each case which would be materially adverse to the Purchaser and (ii) any of the Transaction Documents, the documents and/or instruments evidencing the Permitted Senior Debt (unless permitted under the Subordination Agreement), the documents and/or instruments evidencing the Little Harbor Debt (unless permitted under the Little Harbor Subordination Agreement), JL Properties Reimbursement Agreement (unless permitted under the JL Properties Subordination Agreement), or any of the leases for the Premises, in each case which would result in a Material Adverse Effect or (iii) the Nutricap Seller Notes.”

3.4.            Amendment to Section 12.3. From and after the Delivery Date (as defined in the Florida Lease), Section 12.3(b) of the Note Purchase Agreement shall be replaced in its entirety with the following:

“(b) If to the Companies, to Twinlab Consolidation Corporation, 360 Central Avenue, 5th Floor, St. Petersburg, Florida 33701, Attention: Mark Jaggi, Chief Financial Officer, Facsimile: [__________], e-mail: mjaggi@twinlab.com, and to Twinlab Consolidation Corporation, 632 Broadway, Suite 201, New York, NY 10012, Attention: Richard Neuwirth, Chief Legal Officer, Facsimile: (212) 260-1853, e-mail: Rneuwirth@twinlab.com or such other address as shall be designated in a written notice delivered to the other parties hereto, with copies to Varnum LLP, Bridgewater Place, P.O. Box 352, Grand Rapids, MI 49501, Attention: Mary Kay Shaver, Facsimile: (616) 336-7000, e-mail: mkshaver@varnumlaw.com.”

3.5.            Amendment to Schedule 3.1 – Premises and Leases. From and after the Delivery Date (as defined in the Florida Lease), Schedule 3.1 of the Note Purchase Agreement is hereby amended and restated as set forth on Schedule 3.1 attached to and made a part of this Amendment.

4.                  Representations and Warranties; No Default. Each Company hereby represents and warrants that:

4.1.            The execution, delivery and performance by such Company of this Amendment (a) are within such Company’s corporate or similar powers and, at the time of execution hereof and have been duly authorized by all necessary corporate and similar action; (b) does not and will not result, in any breach or default under any other document, instrument or agreement to which a Company or any of its Subsidiaries is a party or to which a Company or any of its Subsidiaries, the Premises, the Collateral or any of the property of a Company or any of its Subsidiaries is subject or bound, except for such breaches or defaults which, individually or in the aggregate, have not had, and would not reasonably be expected to result in, a Material Adverse Effect and (c) will not violate any applicable law, statute, regulation, rule, ordinance, code, rule or order.

4.2.            This Amendment has been duly executed and delivered for the benefit of or on behalf of each Company and constitutes a legal, valid and binding obligation of each Company, enforceable against such Company in accordance with its terms except (a) as the same may be limited by bankruptcy, insolvency, reorganization moratorium or similar laws now or hereafter in effect relating to creditors rights generally and (b) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

4.3.            Both before and after giving effect to this Amendment on the date hereof (a) the representations and warranties of the Companies contained in Section 4.1 of the Note Purchase Agreement and the other Transaction Documents are true, correct and complete on and as of the date hereof as if made on such date (and to the extent any representations and warranties shall relate to the Effective Date or another earlier date, such representation and warranties shall be deemed to be amended to relate to the First Amendment Date), and (b) no Default or Event of Default has occurred and is continuing.

3

5.                  Ratification and Confirmation. The Companies hereby ratify and confirm all of the terms and provisions of the Note Purchase Agreement and the other Transaction Documents and agree that all of such terms and provisions, as amended hereby, remain in full force and effect.

6.                  Condition to Effectiveness. The effectiveness of this Amendment shall be subject to the satisfaction of the following conditions precedent:

6.1.            The Purchaser shall have received (i) a fully executed copy of this Amendment, (ii) a fully executed amendment to the documents evidencing the Permitted Senior Debt, (iii) a fully executed amendment to the Subordinated Loan Agreement, (iv) a fully executed copy of the JL Properties Reimbursement Agreement and (v) a fully executed copy of the JL Properties Subordination Agreement, in each case in form and substance reasonably satisfactory to the Purchaser.

6.2.            All representations and warranties of the Companies contained herein shall be true and correct in all material respects as of the date hereof (and such parties’ delivery of their respective signatures hereto shall be deemed to be its certification thereof).

6.3.            The Purchaser shall have received all fees and other amounts due and payable to the Purchaser and its counsel in connection with this Amendment, and to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Companies under the Note Purchase Agreement.

7.                  Post-Closing Obligations. On or before May 1, 2015, the Companies shall deliver to the Purchaser a copy of the fully executed First Tower Central Letter of Credit in the form attached to the JL Properties Reimbursement Agreement and the Warrants (as defined in the JL Properties Reimbursement Agreement and in the form attached thereto).

8.                  Miscellaneous.

8.1.            Except as otherwise expressly set forth herein, nothing herein shall be deemed to constitute an amendment, modification or waiver of any of the provisions of the Note Purchase Agreement, the Security Agreement or the other Transaction Documents, all of which remain in full force and effect as of the date hereof and are hereby ratified and confirmed. Each Company hereby acknowledges and agrees that nothing contained herein shall be deemed to entitle any Company to consent to, or a waiver, amendment or modification of, any of the terms, conditions, obligations, covenants or agreements contained in the Transaction Documents in similar or different circumstances. This Amendment (together with any other document executed in connection herewith) is not intended to be, nor shall it be construed as, a novation of the Note Purchase Agreement.

8.2.            This Amendment may be executed in any number of counterparts, each of which, when executed and delivered, shall be an original, but all counterparts shall together constitute one instrument. Delivery of an executed counterpart of a signature page of this Amendment by facsimile or electronic mail shall be equally effective as delivery of a manually executed counterpart of this Amendment.

8.3.            This Amendment shall be governed by the laws of the State of New York without giving effect to any conflict of law principles and shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

8.4.            The Companies agree to pay all reasonable expenses, including legal fees and disbursements, incurred by Purchaser in connection with this Amendment and the transactions contemplated hereby.

4

8.5.            Each Company, voluntarily, knowingly, unconditionally and irrevocably, with specific and express intent, for and on behalf of itself and all of its respective parents, subsidiaries, affiliates, members, managers, predecessors, successors, and assigns, and each of their respective current and former directors, officers, shareholders, agents, and employees (collectively, “Releasing Parties”), does hereby fully and completely release, acquit and forever discharge each Indemnified Party of and from any and all actions, causes of action, suits, debts, disputes, damages, claims, obligations, liabilities, costs, expenses and demands of any kind whatsoever, at law or in equity, whether matured or unmatured, liquidated or unliquidated, vested or contingent, choate or inchoate, known or unknown that the Releasing Parties (or any of them) has against the Indemnified Parties (or any of them) that directly or indirectly arise out of, are based upon or are in any manner connected with any Prior Related Event. “Prior Related Event” means any transaction, event, circumstance, action, failure to act, occurrence of any type or sort, whether known or unknown, which occurred, existed, was taken, was permitted or begun in accordance with, pursuant to or by virtue of (a) any of the terms of this Amendment or any other Transaction Document, (b) any actions, transactions, matters or circumstances related hereto or thereto, (c) the conduct of the relationship between the Purchaser and any Company, or (d) any other actions or inactions by the Purchaser, all on or prior to the date hereof. Each Company acknowledges that the foregoing release is a material inducement to the Purchaser’s decision to enter into this Amendment and to agree to the modifications contemplated hereunder.

[Signature Pages Follow.]

5

IN WITNESS WHEREOF, the parties hereto have executed this Amendment which shall be deemed to be a sealed instrument as of the date first above written.

COMPANIES

TWINLAB CONSOLIDATED HOLDINGS, INC.

By:	/s/ Thomas A. Tolworthy
Name:	Thomas A. Tolworthy
Title:	Chief Executive Officer and President

TWINLAB HOLDINGS, INC.

By:	/s/ Thomas A. Tolworthy
Name:	Thomas A. Tolworthy
Title:	Chief Executive Officer and President

TWINLAB CONSOLIDATION CORPORATION

By:	/s/ Thomas A. Tolworthy
Name:	Thomas A. Tolworthy
Title:	Chief Executive Officer and President

TWINLAB CORPORATION

By:	/s/ Thomas A. Tolworthy
Name:	Thomas A. Tolworthy
Title:	Chief Executive Officer and President

ISI BRANDS, INC.

By:	/s/ Thomas A. Tolworthy
Name:	Thomas A. Tolworthy
Title:	Chief Executive Officer and President

[Signature Page – Second Amendment to JL-BBNC Note and Warrant Purchase Agreement and Consent]

NUTRASCIENCE LABS, INC.

By:	/s/ Thomas A. Tolworthy
Name:	Thomas A. Tolworthy
Title:	Chief Executive Officer and President

NUTRASCIENCE LABS IP CORPORATION

By:	/s/ Thomas A. Tolworthy
Name:	Thomas A. Tolworthy
Title:	Chief Executive Officer and President

[Signature Page – Second Amendment to JL-BBNC Note and Warrant Purchase Agreement and Consent]

PURCHASER:

JL-BBNC MEZZ UTAH, LLC, an Alaska limited liability company

By:	/s/ Jonathan B. Rubini
Name:	Jonathan B. Rubini
Title:	Managing Member

[Signature Page – Second Amendment to JL-BBNC Note and Warrant Purchase Agreement and Consent]

SCHEDULE 3.1 – PREMISES AND LEASES

1. The “Premises” consists of the premises leased to any Company in accordance with the various leases, between any Company, as tenant, and the various landlords, as amended and supplemented.

The Premises are:

(a) Twinlab Corporation's manufacturing facility located at 600 East Quality Drive, American Fork, UT 84003

(b) Twinlab Corporation corporate offices at 632 Broadway, Suite 201, New York, NY 10012

(c) Twinlab Corporation corporate offices at 3133 Orchard Vista Drives SE, Grand Rapids, MI 49546

(d) Twinlab Consolidated Holdings, Inc. and Twinlab Consolidation Corporation corporate offices at 360 Central Avenue, 5th Floor, St. Petersburg, Florida 33701

2. Leases:

(a) 600 E. Quality Drive: Fifteen (15) year lease agreement, dated February 6, 2013, between Utah Lab, LLC and Twinlab Corporation.

(b) 632 Broadway: (i) Lease Agreement, dated February 22, 2011 between Twinlab Corporation and Renaissance 632 Broadway LLC, expires June 2016; and (ii) Sublease Agreement dated December 7, 2012 between Twinlab Corporation (as Sublandlord) and Accordian Partners LLC (as subtenant), subleasing approximately 50% of the space lease by Twinlab, expires May 2016.

(c) 3133 Orchard Vista Road – Sublease Agreement, dated August 21, 2008, between Twinlab Corporation and, by assignment, VA Holdings, LLC. In one-year renewal term that expires on August 31, 2014 (and, will renew for an additional one-year term thereafter unless terminated by notice at least 60 days prior to expiration of current term).

(d) 360 Central Avenue: Lease Agreement dated as of April 7, 2015, between First Central Tower, Limited Partnership, a Delaware limited partnership, as lessor, and Twinlab Consolidated Holdings, Inc. and Twinlab Consolidation Corporation.

Schedule 3.1